SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Filed Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2002

PRINTRONIX, INC.

(Exact name of issuer as specified in its charter)

DELAWARE	0-9321	95-2903992

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14600 Myford Road, P.O. Box 19559, Irvine, California	92623

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (714) 368-2300

Former name or former address, if changed since last report:

Not Applicable

Item 4. Changes in Registrant’s Certifying Accountant.
Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 16

Item 4.   Changes in Registrant’s Certifying Accountant.

         Effective June 12, 2002 the Company has dismissed Arthur Andersen LLP (“Arthur Andersen”) as its accountant. Arthur Andersen’s report on the Company’s financial statements for the last two fiscal years contained no adverse opinion, contained no disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was recommended by the Company’s audit committee and approved by its board of directors. During the last two fiscal years and thereafter through the date of this report there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

         Effective June 19, 2002 the Company has retained PricewaterhouseCoopers (“PWC”) as its accountants to audit the financial statements of the Company for fiscal year 2003. The Company has not consulted with PWC with respect to any of its financial statements during the last two fiscal years or thereafter through the date of this report.

Item 7.    Financial Statements and Exhibits.

         The Company provided Arthur Andersen a copy of the foregoing disclosures. As required by Item 304(a)(3) of Regulation S-K (Reg. §229.304(a)(3)), attached as Exhibit 16 is a copy of Arthur Andersen’s letter dated June 19, 2002 stating that it has found no basis for disagreement with such statements.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 19, 2002	Printronix, Inc.

	By	GEORGE L. HARWOOD

George L. Harwood, Senior Vice President, Finance & IT, Chief Financial Officer and Secretary